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                                                                   Exhibit 5.1




















                                 March 24, 1999

MedQuist Inc.
Five Greentree Centre
Suite 311
Marlton, NJ 08053

                  Re:  Registration Statement on Form S-3
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Ladies and Gentlemen:

                  We have acted as special counsel to MedQuist Inc., a New Jersey corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act") of a public offering (the "Offering") of up to 4,193,467 shares (the "Primary Shares") of the Company's Common Stock, no par value (the "Common Stock"), to be sold by the Company and by certain shareholders of the Company (the "Selling Shareholders"), and up to an additional 629,020 shares of Common Stock (the "Additional Shares" and, together with the Primary Shares, the "Shares") subject to an over-allotment option which may be sold by the Company.

                  The opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

                  We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 originally filed under the Act with the Securities and Exchange Commission (the "Commission") on March 24, 1999; (ii) the form of underwriting agreement, filed as Exhibit 1 to the Registration Statement (the "Underwriting Agreement"), to be entered into by and among the Company, the Selling Shareholders and Goldman, Sachs & Co., Bancboston Robertson Stevens, Donaldson, Lufkin & Jenrette, and Volpe Brown Whelan & Company (the "Underwriters"); (iii) the Company's Certificate of Incorporation and By-Laws, as in effect on the date hereof; (iv) certain resolutions of the Board of Directors of the Company relating to, among other things, the issuance of the Shares; (v) a specimen certificate representing the shares of Common Stock; and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the
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March 24, 1999


authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Selling Shareholders and others. In addition, we have assumed the conformity of the certificates representing the Shares to the form of the specimen thereof examined by us and the due execution and delivery of such certificates.

                  This opinion is limited to the laws of the State of New Jersey and the Federal laws of the United States of America.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. When (i) the Board of Directors of the Company authorizes the price per Primary Share, (ii) the duly appointed officers of the Company and the Selling Shareholders execute and deliver the Underwriting Agreement and
(iii) the Primary Shares are issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Primary Shares will be duly authorized, validly issued, fully paid and nonassessable.

                  2. When the Company delivers the Additional Shares against payment therefor in accordance with the terms of the Underwriting Agreement, the Additional Shares will be duly authorized, validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Opinions" in the prospectus filed as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations promulgated thereunder.
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March 24, 1999



                  This opinion is furnished by us, as special counsel to the Company, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission or relied upon by any other person.

                                                     Very truly yours,



                                                     /s/ Pepper Hamilton LLP
                                                     ---------------------------
                                                     PEPPER HAMILTON LLP